As Filed With the Securities and Exchange Commission on January 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WiMi Hologram Cloud Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Room#1508, 4th Building, Zhubang 2000 Business Center,

No. 97, Balizhuang Xili,

Chaoyang District, Beijing

The People’s Republic of China, 100020

Tel: +86-10-5338-4913

(Address, including zip code, of Registrant’s Principal Executive Offices)

2023 Equity Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Tel: +1-302-738-6680

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐
Accelerated filer	☐	Emerging growth company	☒
Non-accelerated filer	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 26,400,000 shares of Class B ordinary share, par value $0.0001 (“Share”), of WiMi Hologram Cloud Inc. (the “Registrant”) issuable under the 2023 Equity Incentive Plan for which a registration statement on Form S-8 was initially filed with the Commission on January 26, 2023 (File No. 333-269423) (“Prior Registration Statement”). On January 7, 2025, the Board of Directors and Compensation Committee took action to increase the number of Shares issuable under the 2023 Equity Incentive Plan pursuant to section 3(b).

The contents of the Prior Registration Statement are incorporated by reference in this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
4.1	Registrant’s Specimen Certificate for Class B ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-232392))

4.2	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-232392))

4.3	Form of Deposit Agreement between the Registrant and JP Morgan Chase Bank, N.A., as depositary (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-232392))

5.1*	Opinion of Maples and Calder (Hong Kong) LLP as to legality of securities being registered

10.1	2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form S-8 (File No. 333-269423)

23.1*	Consent of Onestop Assurance PAC

23.2*	Consent of Maples and Calder (Hong Kong) LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages hereof)

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on January 8, 2025.

WiMi Hologram Cloud Inc.

By:	/s/ Shuo Shi
Name:	Shuo Shi
Title:	Chief Executive Officer

By:	/s/ Guanghui Zheng
Name:	Guanghui Zheng
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Shuo Shi as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jie Zhao	Chairman of the Board of Directors	January 8, 2025
Jie Zhao

/s/ Songrui Guo	Director	January 8, 2025
Songrui Guo

/s/ Harriet Ywan	Independent Director	January 8, 2025
Harriet Ywan

/s/ Hongtao Zhao	Independent Director	January 8, 2025
Hongtao Zhao

/s/ Teck Yong Heng	Independent Director	January 8, 2025
Teck Yong Heng

/s/ Ting Zhang	Independent Director	January 8, 2025
Ting Zhang

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